Exhibit 99

News Release

Contact:	Randy Belote (Media)
703-280-2720
randy.belote@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports Third Quarter 2013 Financial Results

•	EPS Increase 18 Percent to $2.14

•	Sales Total $6.1 Billion

•	Free Cash Flow Totals $860 Million

•	8.1 Million Shares Repurchased in Q3; 20.6 Million Shares Repurchased Year-to-Date

•	2013 Guidance Raised for Sales, EPS, Cash from Operations and Free Cash Flow

FALLS CHURCH, Va. – Oct. 23, 2013 – Northrop Grumman Corporation (NYSE: NOC) third quarter 2013 net earnings increased 8 percent to $497 million, or $2.14 per diluted share, from $459 million, or $1.82 per diluted share, in the third quarter of 2012. Third quarter 2013 diluted earnings per share are based on 232.6 million weighted average shares outstanding compared with 252.1 million shares in the third quarter of 2012, an 8 percent decrease. The company repurchased 8.1 million shares of its common stock in the 2013 third quarter for $753 million and 20.6 million shares year-to-date for $1.7 billion.
“This quarter's results reflect our team's hard work and our focus on performance, affordability and innovation. During this difficult period for our government customers and our industry, our team has continued to demonstrate its commitment to the global security missions we support. We remain focused on superior program performance, effective cash deployment and portfolio alignment as we strive to continue creating value for our shareholders, customers and employees,” said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2013 Financial Results	2

Table 1 — Financial Highlights

	Third Quarter		Nine Months
($ in millions, except per share amounts)	2013	2012	2013	2012
Sales	$6,106	$6,270	$18,504	$18,742
Segment operating income[1]	763	730	2,308	2,301
Segment operating margin rate[1]	12.5%	11.6%	12.5%	12.3%
Operating income	790	736	2,355	2,306
Operating margin rate	12.9%	11.7%	12.7%	12.3%
Net earnings	497	459	1,474	1,445
Diluted EPS	2.14	1.82	6.22	5.67
Cash provided by operations	950	812	1,279	1,583
Free cash flow[1]	860	748	1,101	1,387

Pension-adjusted Operating Highlights
Operating income	790	736	2,355	2,306
Net FAS/CAS pension adjustment[1]	(61)	(34)	(125)	(101)
Pension-adjusted operating income[1]	$729	$702	$2,230	$2,205
Pension-adjusted operating margin rate[1]	11.9%	11.2%	12.1%	11.8%

Pension-adjusted Per Share Data
Diluted EPS	$2.14	$1.82	$6.22	$5.67
After-tax net pension adjustment per share[1]	(0.17)	(0.09)	(0.34)	(0.26)
Pension-adjusted diluted EPS[1]	$1.97	$1.73	$5.88	$5.41
Weighted average shares outstanding — Basic	228.2	247.2	232.8	250.4
Dilutive effect of stock awards and stock options	4.4	4.9	4.2	4.6
Weighted average shares outstanding — Diluted	232.6	252.1	237.0	255.0

[1]	Non-GAAP metric — see definitions at the end of this press release.
Third quarter 2013 total operating income increased $54 million or 7 percent, and operating margin rate increased 120 basis points to 12.9 percent. Higher operating income includes a $33 million increase in segment operating income and a $27 million improvement in net FAS/CAS pension adjustment, partially offset by slightly higher corporate unallocated expenses. Third quarter 2013 segment operating income increased 5 percent due to improved performance, including a $22 million increase in net favorable adjustments. Segment operating margin rate improved 90 basis points to 12.5 percent. The change in net FAS/CAS pension adjustment from the prior year periods reflects an update for actual demographic experience as of Jan. 1, 2013, which resulted in an increase in the company's 2013 CAS pension recovery.
As of September 30, 2013, total backlog was $37.5 billion compared with $40.8 billion as of Dec. 31, 2012. Third quarter 2013 new awards totaled $5.9 billion and book-to-bill was 97 percent. The decline in backlog is primarily due to reduced and delayed customer awards resulting from the current U.S. government budget environment as well as Information Systems backlog adjustments of $1 billion primarily to reduce unfunded backlog for expired periods of performance on active contracts.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2013 Financial Results	3

Table 2 — Cash Flow Highlights

	Third Quarter		Nine Months
($ millions)	2013	2012	2013	2012
Cash provided by operating activities before discretionary pension contributions[1]	$905	$1,033	$1,646	$1,804
After-tax discretionary pension pre-funding impact	45	(221)	(367)	(221)
Net cash provided by operating activities	$950	$812	$1,279	$1,583
Less:
Capital expenditures	(90)	(64)	(178)	(196)
Free cash flow[1]	$860	$748	$1,101	$1,387
After-tax discretionary pension pre-funding impact	(45)	221	367	221
Free cash flow provided by operating activities before discretionary pension contributions[1]	$815	$969	$1,468	$1,608

[1]	Non-GAAP metric — see definitions at the end of this press release.
Third quarter 2013 cash provided by operating activities totaled $950 million compared with $812 million in the prior year period. Third quarter 2013 free cash flow provided by operating activities totaled $860 million compared with $748 million in the prior year period.
Through the nine months ended Sept. 30, 2013, cash provided by operating activities before discretionary pension contributions totaled $1.6 billion and free cash flow before discretionary pension contributions totaled $1.5 billion. Changes in cash and cash equivalents include the following items for cash from operations, investing and financing through Sept. 30, 2013:
Operations

•	$1.3 billion provided by operations

Investing

•	$178 million for capital expenditures

Financing

•	$1.7 billion for repurchases of common stock

•	$2.8 billion net proceeds from issuance of long-term debt

•	$877 million for redemption of long-term debt

•	$411 million for dividends

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2013 Financial Results	4

2013 Guidance Updated

($ in millions, except per share amounts)	Prior			Current

Sales	~24,300			~24,400

Segment operating margin %[1]	~12%			Low to mid 12%

Operating margin %	~12%			Low to mid 12%

Diluted EPS	7.60	—	7.80	8.00	—	8.15

Cash provided by operations before after-tax impact of discretionary pension pre-funding contributions[1]	2,100	—	2,400	2,300	—	2,600

Free cash flow before after-tax impact of discretionary pension pre-funding contributions[1]	1,700	—	2,000	1,900	—	2,200

[1] Non-GAAP metric - see definitions at the end of this press release.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2013 Financial Results	5

Table 3 — Business Results
Consolidated Sales & Segment Operating Income1

	Third Quarter			Nine Months
($ millions)	2013	2012	Change	2013	2012	Change
Sales
Aerospace Systems	$2,484	$2,586	(4%)	$7,582	$7,373	3%
Electronic Systems	1,774	1,707	4%	5,266	5,175	2%
Information Systems	1,619	1,776	(9%)	4,982	5,476	(9%)
Technical Services	713	748	(5%)	2,152	2,281	(6%)
Intersegment eliminations	(484)	(547)		(1,478)	(1,563)
	6,106	6,270	(3%)	18,504	18,742	(1%)
Segment operating income[1]
Aerospace Systems	330	288	15%	936	859	9%
Electronic Systems	273	279	(2%)	891	859	4%
Information Systems	162	170	(5%)	474	577	(18%)
Technical Services	67	62	8%	201	206	(2%)
Intersegment eliminations	(69)	(69)		(194)	(200)
Segment operating income[1]	763	730	5%	2,308	2,301	—
Segment operating margin rate[1]	12.5%	11.6%	90 bps	12.5%	12.3%	20 bps
Reconciliation to operating income
Net pension adjustment[1]	61	34	79%	125	101	24%
Unallocated corporate expenses	(33)	(27)	(22%)	(73)	(89)	18%
Other	(1)	(1)	—	(5)	(7)	29%
Operating income	790	736	7%	2,355	2,306	2%
Operating margin rate	12.9%	11.7%	120 bps	12.7%	12.3%	40 bps
Interest expense	(70)	(53)	(32%)	(183)	(158)	(16%)
Other, net	—	12	(100%)	(16)	30	(153%)
Earnings before income taxes	720	695	4%	2,156	2,178	(1%)
Federal and foreign income tax expense	(223)	(236)	6%	(682)	(733)	7%
Net earnings	$497	$459	8%	$1,474	$1,445	2%

[1]	Non-GAAP metric — see definitions at the end of this press release.

Federal and foreign income tax expense totaled $223 million in the third quarter of 2013, compared with $236 million in the prior year period. The effective tax rate for the 2013 third quarter declined to 31.0 percent from 34.0 percent in the prior year period. The lower effective tax rate includes a $16 million benefit associated with the company's 2012 U.S. federal tax return and an additional $6 million benefit for the American Taxpayer Relief Act, which reinstated research tax credits for years 2012 and 2013.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2013 Financial Results	6

Aerospace Systems ($ millions)

	Third Quarter			Nine Months
	2013	2012	Change	2013	2012	Change
Sales	$2,484	$2,586	(3.9%)	$7,582	$7,373	2.8%
Operating income	330	288	14.6%	936	859	9.0%
Operating margin rate	13.3%	11.1%		12.3%	11.7%
Aerospace Systems third quarter 2013 sales decreased 4 percent due to lower volume for manned military aircraft and unmanned programs, partially offset by higher sales for space programs. The decrease in manned military aircraft programs is principally due to lower F-35 volume, and the decrease in unmanned programs is principally due to lower volume for the Global Hawk program. The increase in space programs reflects higher volume for the James Webb Space Telescope and Advanced Extremely High Frequency satellite programs, partially offset by lower volume for restricted programs.
Aerospace Systems third quarter 2013 operating income increased 15 percent and operating margin rate increased 220 basis points to 13.3 percent. Higher operating income and operating margin rate are due to a $44 million increase in net favorable adjustments, principally for space and manned military aircraft programs, which more than offset the decline in sales.
Electronic Systems ($ millions)

	Third Quarter			Nine Months
	2013	2012	Change	2013	2012	Change
Sales	$1,774	$1,707	3.9%	$5,266	$5,175	1.8%
Operating income	273	279	(2.2%)	891	859	3.7%
Operating margin rate	15.4%	16.3%		16.9%	16.6%
Electronic Systems third quarter 2013 sales increased 4 percent from the prior year period and include higher volume for international and combat avionics programs, which was partially offset by lower volume for navigation and maritime systems programs.
Electronic Systems third quarter 2013 operating income decreased 2 percent, and operating margin rate decreased 90 basis points to 15.4 percent. Electronic Systems third quarter 2013 operating income reflects a lower level of net favorable adjustments than in the prior year period, which more than offset higher sales.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2013 Financial Results	7

Information Systems ($ millions)

	Third Quarter			Nine Months
	2013	2012	Change	2013	2012	Change
Sales	$1,619	$1,776	(8.8%)	$4,982	$5,476	(9.0%)
Operating income	162	170	(4.7%)	474	577	(17.9%)
Operating margin rate	10.0%	9.6%		9.5%	10.5%
Information Systems third quarter 2013 sales declined 9 percent. The transfer of intercompany efforts to the company's shared services organization and portfolio shaping accounted for $17 million of the decline. Excluding the transfer and portfolio shaping, third quarter sales declined 8 percent due to lower funding levels and contract completions across the portfolio, including programs impacted by in-theater force reductions and sequestration.
Information Systems third quarter 2013 operating income decreased 5 percent and operating margin rate increased 40 basis points to 10.0 percent. Third quarter 2013 operating income reflects lower sales, and the higher operating margin rate reflects improved performance.
Technical Services ($ millions)

	Third Quarter			Nine Months
	2013	2012	Change	2013	2012	Change
Sales	$713	$748	(4.7%)	$2,152	$2,281	(5.7%)
Operating income	67	62	8.1%	201	206	(2.4%)
Operating margin rate	9.4%	8.3%		9.3%	9.0%
Technical Services third quarter 2013 sales declined 5 percent, principally due to lower volume for integrated logistics and modernization programs and lower volume for the ICBM program.
Technical Services third quarter 2013 operating income increased 8 percent, and operating margin rate increased 110 basis points to 9.4 percent. The increase in operating income is primarily due to improved performance across several programs and higher net favorable adjustments than in the prior year period, which more than offset the decline in sales.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2013 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern time on Oct. 23, 2013. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in unmanned systems, cyber, C4ISR, and logistics and modernization to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.

This release and the attachments contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” "anticipate,” “trends,” “guidance,” "goal," and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, statements relating to our future financial condition and operating results. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, risks related to: the assumptions on which our guidance is based; our dependence on U.S. Government contracts; the effect of economic conditions in the United States and globally; changes in government and customer priorities and requirements; government budgetary constraints; shifts or reductions in defense spending resulting from sequestration under the Budget Control Act of 2011, a continuing resolution with limited new starts, the lack of annual appropriations legislation or otherwise; debt-ceiling limits and disruption to or shutdown of government operations; timing of payments; changes in import and export policies; changes in customer short-range and long-range plans; major program terminations; the acquisition, deferral, reduction or termination of contracts or programs; market conditions; our ability to access capital; interest and discount rates or other changes that may impact pension plan assumptions and actual returns on pension plan assets; the outcome of litigation, claims, audits, appeals, bid protests and investigations; the adequacy of our insurance coverage and recoveries; the costs of environmental remediation; our ability to attract and retain qualified personnel; changes in organizational structure and reporting segments; acquisitions, dispositions, spin-off transactions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; the effects of legislation, regulations, and other changes in accounting, tax or defense procurement rules or practices; technical, operational or quality setbacks in contract performance; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, information technology attacks, natural disasters and other disruptions not under our control; and other risk factors and other important factors disclosed in our Form 10-K for the year ended December 31, 2012 and other filings with the Securities and Exchange Commission.
You should not put undue reliance on any forward-looking statements in this release. These forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2013	2012	2013	2012
Sales
Product	$3,330	$3,487	$10,344	$10,227
Service	2,776	2,783	8,160	8,515
Total sales	6,106	6,270	18,504	18,742
Operating costs and expenses
Product	2,499	2,629	7,833	7,760
Service	2,262	2,333	6,621	6,963
General and administrative expenses	555	572	1,695	1,713
Operating income	790	736	2,355	2,306
Other (expense) income
Interest expense	(70)	(53)	(183)	(158)
Other, net	—	12	(16)	30
Earnings before income taxes	720	695	2,156	2,178
Federal and foreign income tax expense	223	236	682	733
Net earnings	$497	$459	$1,474	$1,445

Basic earnings per share	$2.18	$1.86	$6.33	$5.77
Weighted-average common shares outstanding, in millions	228.2	247.2	232.8	250.4
Diluted earnings per share	$2.14	$1.82	$6.22	$5.67
Weighted-average diluted shares outstanding, in millions	232.6	252.1	237.0	255.0

Net earnings (from above)	$497	$459	$1,474	$1,445
Other comprehensive income
Change in unamortized benefit plan costs, net of tax	78	50	237	154
Change in cumulative translation adjustment	15	12	8	3
Change in unrealized loss on marketable securities and cash flow hedges, net of tax	(1)	(1)	(1)	(1)
Other comprehensive income, net of tax	92	61	244	156
Comprehensive income	$589	$520	$1,718	$1,601

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$4,944	$3,862
Accounts receivable, net of progress payments	3,003	2,858
Inventoried costs, net of progress payments	784	798
Deferred tax assets	596	574
Prepaid expenses and other current assets	264	300
Total current assets	9,591	8,392
Property, plant and equipment, net of accumulated depreciation of $4,305 in 2013 and $4,146 in 2012	2,763	2,887
Goodwill	12,438	12,431
Non-current deferred tax assets	1,274	1,542
Other non-current assets	1,339	1,291
Total assets	$27,405	$26,543

Liabilities
Trade accounts payable	$1,221	$1,392
Accrued employee compensation	1,058	1,173
Advance payments and amounts in excess of costs incurred	1,698	1,759
Other current liabilities	1,785	1,732
Total current liabilities	5,762	6,056
Long-term debt, net of current portion	5,928	3,930
Pension and post-retirement benefit plan liabilities	5,374	6,085
Other non-current liabilities	985	958
Total liabilities	18,049	17,029

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2013— 223,775,721 and 2012—239,209,812	224	239
Paid-in capital	1,479	2,924
Retained earnings	12,196	11,138
Accumulated other comprehensive loss	(4,543)	(4,787)
Total shareholders’ equity	9,356	9,514
Total liabilities and shareholders’ equity	$27,405	$26,543

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2013	2012
Operating activities
Sources of cash
Cash received from customers
Collections on billings	$13,871	$15,632
Progress payments	4,281	3,233
Other cash receipts	66	67
Total sources of cash	18,218	18,932
Uses of cash
Cash paid to suppliers and employees	(15,555)	(16,015)
Pension contributions	(561)	(349)
Interest paid, net of interest received	(183)	(177)
Income taxes paid, net of refunds received	(579)	(760)
Other cash payments	(61)	(48)
Total uses of cash	(16,939)	(17,349)
Net cash provided by operating activities	1,279	1,583
Investing activities
Capital expenditures	(178)	(196)
Maturities of short-term investments	—	250
Other investing activities, net	9	7
Net cash (used in) provided by investing activities	(169)	61
Financing activities
Net proceeds from issuance of long-term debt	2,841	—
Common stock repurchases	(1,661)	(846)
Payments of long-term debt	(877)	—
Cash dividends paid	(411)	(401)
Proceeds from exercises of stock options	158	153
Other financing activities, net	(78)	(27)
Net cash used in financing activities	(28)	(1,121)
Increase in cash and cash equivalents	1,082	523
Cash and cash equivalents, beginning of year	3,862	3,002
Cash and cash equivalents, end of period	$4,944	$3,525

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2013	2012
Reconciliation of net earnings to net cash provided by operating activities
Net earnings	$1,474	$1,445
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	345	371
Stock-based compensation	118	111
Excess tax benefits from stock-based compensation	(37)	(41)
Deferred income taxes	89	47
(Increase) decrease in assets:
Accounts receivable, net	(147)	(27)
Inventoried costs, net	10	224
Prepaid expenses and other assets	(53)	(90)
Increase (decrease) in liabilities:
Accounts payable and accruals	(296)	(370)
Income taxes payable	92	32
Retiree benefits	(331)	(99)
Other, net	15	(20)
Net cash provided by operating activities	$1,279	$1,583

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

	September 30, 2013			December 31, 2012
$ in millions	FUNDED (1)	UNFUNDED (2)	TOTAL BACKLOG	TOTAL BACKLOG
Aerospace Systems	$10,413	$8,150	$18,563	$19,594
Electronic Systems	7,089	1,681	8,770	9,471
Information Systems(3)	3,694	3,641	7,335	8,541
Technical Services	2,228	622	2,850	3,203
Total	$23,424	$14,094	$37,518	$40,809

(1)	Funded backlog represents firm orders for which funding is authorized and appropriated by the customer.

(2)
Unfunded backlog represents firm orders for which as of the reporting date, funding is not authorized and appropriated by the customer. Unfunded backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

(3)
Information Systems backlog as of September 30, 2013 includes $1.0 billion of adjustments recognized in the six months ending June 30, 2013, primarily to reduce unfunded backlog for expired periods of performance on active contracts, including task orders on IDIQ contracts.

New Awards — The estimated values of contract awards included in backlog during the three months and nine months ended September 30, 2013, were $5.9 billion and $16.2 billion, respectively. Net of the Information Systems backlog adjustments, contract awards for the nine months ended September 30, 2013, were $15.2 billion.

Northrop Grumman Reports Third Quarter 2013 Financial Results	14

Non-GAAP Financial Measures Disclosure: Today’s press release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this press release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Pension-adjusted diluted EPS: Diluted EPS excluding the after-tax net pension adjustment per share, as defined below. These per share amounts are provided for consistency and comparability of operating results. Management uses pension-adjusted diluted EPS, as reconciled in Table 1, as an internal measure of financial performance.
Cash provided by operating activities before discretionary pension contributions: Cash provided by operating activities before the after-tax impact of discretionary pension contributions. Cash provided by operating activities before discretionary pension contributions has been provided for consistency and comparability of 2013 and 2012 financial performance and is reconciled in Table 2.
Free cash flow: Cash provided by operating activities less capital expenditures (including outsourcing contract & related software costs). We use free cash flow as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
Free cash flow provided by operating activities before discretionary pension contributions: Free cash flow provided by operating activities before the after-tax impact of discretionary pension contributions. We use free cash flow provided by operating activities before discretionary pension contributions as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow provided by operating activities before discretionary pension contributions is reconciled in Table 2.
Net FAS/CAS pension adjustment: Pension expense determined in accordance with GAAP less pension expense allocated to the operating segments under U.S. Government Cost Accounting Standards (CAS). Net pension adjustment is presented in Table 1.
After-tax net pension adjustment per share: The per share impact of the net pension adjustment as defined above, after tax at the statutory rate of 35%, provided for consistency and comparability of 2013 and 2012 financial performance as presented in Table 1.
Pension-adjusted operating income: Operating income before net pension adjustment as reconciled in Table 1. Management uses pension-adjusted operating income as an internal measure of financial performance.
Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Management uses pension-adjusted operating margin rate, as reconciled in Table 1, as an internal measure of financial performance.
Segment operating income: Total earnings from our four segments including allocated pension expense recognized under CAS. Reconciling items to operating income are unallocated corporate expenses, including unallowable or unallocable portions of management and administration, legal, environmental, certain compensation and retiree benefits, and other expenses; net pension adjustment; and reversal of royalty income included in segment operating income. Management uses segment operating income, as reconciled in Table 3, as an internal measure of financial performance of our individual operating segments.
Segment operating margin rate: Segment operating income as defined above, divided by sales. Management uses segment operating margin rate, as reconciled in Table 3, as an internal measure of financial performance.
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Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media